UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant's telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07    Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of Bristow Group Inc. (the “Company”) was held on August 2, 2017. The matters voted on at the meeting were as stated below.

1.	For the election of directors, all nominees were approved for a subsequent one-year term. The results were as follows:

Nominee	For	Withheld	Broker Non-Vote
Thomas N. Amonett	27,673,990	266,232	3,761,333
Jonathan E. Baliff	27,516,685	423,537	3,761,333
Lori A. Gobillot	27,665,940	274,282	3,761,333
Ian A. Godden	27,701,570	238,652	3,761,333
David C. Gompert	27,495,146	445,076	3,761,333
A. William Higgins	27,721,341	218,881	3,761,333
Stephen A. King	23,249,256	4,690,966	3,761,333
Thomas C. Knudson	27,703,788	236,434	3,761,333
Mathew Masters	27,498,065	442,157	3,761,333
Biggs C. Porter	27,713,717	226,505	3,761,333
Bruce H. Stover	27,505,956	434,266	3,761,333

2.	Proposal to approve on an advisory basis the Company’s executive compensation. The results were as follows:

For	Against	Abstain	Broker Non-Vote
27,163,141	721,099	55,982	3,761,333

3.	Proposal for advisory vote on frequency of future advisory votes on executive compensation. The results were as follows:

Annually	Every Other Year	Every Three Years	Abstain	Broker Non-Vote
24,188,517	40,364	3,670,370	40,971	3,761,333

4.	Proposal to approve and ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2018. The results were as follows:

For	Against	Abstain
31,535,169	126,580	39,806

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: August 4, 2017	By:	/s/ David C. Searle
David C. Searle Interim General Counsel and Corporate Secretary

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